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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the captions "Summary Solid Edge/EMS Financial Data" and "Experts" and to the use of our report dated February 28, 1998 (except for Note 2, as to which the date is March 2, 1998), with respect to the statements of assets sold and revenues and direct expenses of Intergraph Corporation's Solid Edge and Engineering Modeling Systems Software Product Lines included in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-48261) and related Prospectus of Unigraphics Solutions Inc.

                                          Ernst & Young LLP

Birmingham, Alabama

June 17, 1998